AMENDMENT NO. 2 TO FUND PARTICIPATION AGREEMENT

Between

NORTHERN LIGHTS VARIABLE TRUST

And

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

THIS AMENDMENT NO. 2 TO THE AGREEMENT, made and entered into as of this 1st day of February, 2021, by and between The Lincoln National Life Insurance Company (the “Company”), an Indiana life insurance company, and Northern Lights Variable Trust, an open-end management investment company organized as a Delaware business trust (the “Trust”).

WHEREAS, the Company and the Trust are parties to that certain Fund Participation Agreement dated April 18, 2019, as amended (the “Agreement”); and

WHEREAS, the parties agree to amend Schedule A as follows:

Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

NORTHERN LIGHTS VARIABLE TRUST

By:  Name: Stephanie Shearer
Title: Secretary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

Jayson R. Bronchetti
By:  Name:
Senior Vice President
Title:

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Policies/Contracts Funded Date Established by Board of Directors By Separate Account

Separate Account N-established 11/3/1997 Investment Solutions
Investment Solutions RIA

Separate Accounts M and R-established 12/2/1997 1st Elite
Lincoln SVUL III Elite Lincoln SVUL III_M Lincoln SVULII ES Lincoln YUL CV III Elite Lincoln YUL DB II Elite Lincoln VULcv III_M Lincoln VULdb ES Lincoln VULdb II_M Elite76
Lincoln Momentum SVULone Lincoln Momentum VULone 2005 Lincoln SVUL One Elite
Lincoln YUL One 2005 Lincoln SVUL NY ES Elite81
Lincoln Momentum VULone Lincoln SVUL IV Elite Lincoln SVUL IV_M Lincoln YUL CV IV Elite Lincoln YUL DB IV Elite Lincoln YUL One Lincoln VULcv II ES
Lincoln VULcv IV_M Lincoln VULdb IV_M UPP Elite
Lincoln AssetEdge YUL (2008) Lincoln AssetEdge YUL 2009 Lincoln Momentum SVULone 2007
Lincoln Momentum VULone 2007 Lincoln PreservationEdge SVUL Lincoln PreservationEdge SVUL_M Lincoln SVUL One 2007
Lincoln VUL One 2007 Lincoln VUL One 2010 ELITE

Lincoln Asset Edge 2015
Lincoln InReach VUL ONE 2014 Lincoln SVUL One 2013
Lincoln SVUL One 2016 Lincoln
VUL One 2012 Lincoln VUL One 2014 Lincoln Asset Edge 2019 Lincoln Variable Universal Life Moneyguard

Separate Account S – established 2/10/2020 Lincoln Corporate EXEC VUL
Lincoln Corporate Commitment VUL
Lincoln Corporate VUL 5 Lincoln Corporate VUL 4 Lincoln Corporate VUL 3 Elite

Separate Account Z – established 2/10/2020 Lincoln Premier PPVUL
Lincoln PPVUL Express Lincoln Corporate Commitment PPVUL
Lincoln PPVUL